UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
October 3, 2008 (September 29, 2008)

Introgen Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-21291	74-2704230
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)
301 Congress Avenue, Suite 1850
Austin, Texas 78701
(Address of principal executive offices, including zip code)
(512) 708-9310
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On September 29, 2008, Introgen Therapeutics, Inc. (“Introgen”) received a letter from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) indicating that for the last 30 consecutive business days, Introgen’s bid price for its common stock has closed below the minimum $1.00 required for continued listing on The Nasdaq Global Market as set forth in Marketplace Rule 4450(a)(5) (the “Rule”). In accordance with Nasdaq Marketplace Rules, Introgen will have one hundred eighty (180) days, until March 30, 2009, to regain compliance with the minimum bid price requirement by maintaining a closing bid price of $1.00 per share or higher for a minimum of 10 consecutive business days. If Introgen is unsuccessful in meeting the minimum bid requirement during this initial 180-day period, Nasdaq will provide notice to Introgen that the company’s common stock will be delisted from the Nasdaq Global Market. If Introgen receives such a notice, Introgen may appeal Nasdaq’s determination to delist its common stock or alternatively it may apply to transfer its common stock to the Nasdaq Capital Market providing Introgen satisfies all criteria for initial listing on the Nasdaq Capital Market, other than compliance with the minimum bid price requirement. If such application to the Nasdaq Capital Market is approved, then Introgen will have an additional 180-day compliance period in order to regain compliance with the minimum bid price requirement while listed on the Nasdaq Capital Market. On October 3, 2008, Introgen issued a press release announcing the receipt of the Listing Qualifications Department letter, a copy of which is attached as Exhibit 99.1 hereto and is incorporated by reference.
     As announced on September 5, 2008, Introgen also received a letter from Nasdaq indicating that it was not in compliance with Marketplace Rule 4450(b)(1)(A), requiring a minimum $50 million market value of listed securities for continued inclusion on The Nasdaq Global Market. Introgen is appealing such determination. The company’s shares will continue to be listed on The Nasdaq Global Market pending the outcome of the appeal. Alternatively, Introgen may apply to have its listing transferred to The Nasdaq Capital Market, provided that it satisfies the requirements for continued listing on that market at the time of transfer.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
99.1  Press Release dated October 3, 2008, announcing notification from the Listing Qualifications Department of the Nasdaq Stock Market.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTROGEN THERAPEUTICS, INC.
By:	/s/ David Nance
	Name:	David Nance
	Title:	Chairman of the Board, Chief Executive Officer and President

Date: October 3, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 3, 2008, announcing notification from the Listing Qualifications Department of the Nasdaq Stock Market.